EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in Amendment No. 1 to the Registration Statement of Caneum, Inc. (the “Company”) on Form SB-2 of our report dated March 23, 2006, except for Note 8, as to which the date is March 30, 2006, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Haskell & White LLP
HASKELL & WHITE LLP
June 23, 2006
Irvine, California